SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2015

bBooth, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55314	46-1669753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
901 Hancock Avenue, Suite 308 West Hollywood, California		90069
(Address of principal executive offices)		(Zip Code)

(855) 250-2300
(Registrant’s telephone number, including area code)

1157 North Highland Avenue, Suite C, Hollywood CA 90038
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

Effective December 1, 2015, the Company executed a Secured Convertible Note (Note) payable to Rory J. Cutaia, Chief Executive Officer, in the amount of $1,248,883. The Note supersedes and replaces all previous notes and current liabilities (except accrued salary as discussed below) due to Mr. Cutaia representing funds Mr. Cutaia has contributed to the Company in 2015. In consideration for Mr. Cutaia’s agreement to convert the prior notes from current demand notes and extend the maturity date for the new consolidated Note through and including April 1, 2017, and thereby re-characterizing this liability from current to long term, the Company granted Mr. Cutaia the right to convert up to 30% of the Note to shares of the Company’s common stock at the current market price, and a warrant representing 50% of the amount of the Note to purchase shares of the Company’s common stock at the current price.

Effective December 1, 2015, the Company executed an Unsecured Convertible Note payable to Rory J. Cutaia, Chief Executive Officer, in the amount of $189,000 representing salary accrued to Mr. Cutaia in 2015 but unpaid as of November 30, 2015. This note extends the payment terms of Mr. Cutaia’s accrued salary from on-demand to a maturity date of April 1, 2017, thereby re-characterizing this liability from current to long term.

Effective December 1, 2015, the Company granted 500,000 shares of restricted common stock to James P. Geiskopf, Director, in lieu of other compensation for services provided to the Company over the previous nine months.

Effective December 1, 2015, the Company executed an Unsecured Note (Note) payable to Audit Prep Services, LLC, a company owned by Michael Timothy Psomas, Director of bBooth, in the amount of $111,900 representing fees earned and due to Audit Prep Services, LLC, but unpaid as of November 30, 2015.  In consideration for Mr. Psomas’ agreement to extend the payment terms from on-demand to a maturity date of April 1, 2017, thereby re-characterizing this liability from current to long term, the Company granted Mr. Psomas a warrant representing 50% of the amount of the Note to purchase shares of the Company’s common stock at the current price.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS

10.1            12% Secured Convertible Note Issued to Rory J. Cutaia
10.2            Security Agreement Issued to Rory J. Cutaia in Connection with 12% Secured Convertible Note
10.3            12% Unsecured Convertible Note issued to Rory J. Cutaia
10.4            12% Unsecured Note issued to Audit Prep Services, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2015	bBOOTH, INC. By: /s/Rory J. Cutaia Name: Rory J. Cutaia Title: Chairman and Chief Executive Officer